Exhibit 10.1
PURCHASE AGREEMENT
(Pierpont Center, Morgantown, West Virginia)
THIS PURCHASE AGREEMENT (this “Agreement”) is made by and between DDR SOUTHEAST MORGANTOWN, L.L.C., a Delaware limited liability company (“Seller”), and WHLR – PIERPONT CENTER, LLC, a Delaware limited liability company, (“Buyer”). The Effective Date of this Agreement shall be the date this Agreement is signed by Seller, if Seller is the last to sign, or by Buyer, if Buyer is the last to sign.
SECTION 1‑ THE PROPERTY. Seller agrees to sell and Buyer agrees to purchase the real property consisting of approximately 11.32 acres situated in the City of Morgantown, the County of Monongalia, State of West Virginia, and more particularly described in attached Exhibit “A”, together with all improvements located thereon, approximately 122,259 square feet of improvements, and all appurtenant easements, rights, and privileges (“Property”). The Property is commonly referred to as Pierpont Center, as shown on the site plan attached as Exhibit “B”.

SECTION 2‑ PURCHASE PRICE. Buyer agrees to pay Seller, as the purchase price for the Property, the sum of Fourteen Million and 00/100 Dollars ($14,000,000.00) (“Purchase Price”). The Purchase Price shall be paid as follows:

a)
Within two (2) business days after the Effective Date, Buyer shall deposit One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) with the Title Company (as hereinafter defined) in escrow as an initial earnest money deposit (“Initial Deposit”). In the event Buyer fails to deliver the Initial Deposit within such two (2) business day period, then same shall constitute an immediate event of default under this Agreement and Seller shall be entitled to terminate this Agreement upon written notice to Buyer;

b)
Within two (2) days after the expiration of the Due Diligence Period (as hereinafter defined), provided Buyer does not terminate this Agreement in accordance with Section 8 below, Buyer shall deposit an additional sum of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) with the Title Company in escrow as an additional earnest money deposit (“Additional Deposit”; for purposes of this Agreement, the Initial Deposit, the Additional Deposit and the Extension Deposit (as hereinafter defined), if any, shall be referred to herein, collectively, as the “Earnest Deposit”). Upon the expiration of the Due Diligence Period, the Earnest Deposit shall be non-refundable to Buyer (except as expressly set forth in this Agreement), but shall be applicable to the Purchase Price at Closing;

c)
Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer, in immediately available funds, in escrow with the Title Company on or prior to the Closing Date (as hereinafter defined); and

d)
Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the One Hundred and 00/100 Dollars ($100.00) non-refundable portion of the Earnest Deposit will be promptly distributed to Seller and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the independent consideration to Seller will be promptly returned to Buyer.

SECTION 3‑ ESCROW AND TITLE INSURANCE.
3.1 -Escrow Agent. The parties hereto designate Fidelity National Title Insurance Company 5516 Falmouth Street, Suite 200, Richmond, Virginia 23230, Attn: Douglas Atkins (“Title Company”) as the escrow agent (“Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Title Company agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and (i) applied against the Purchase Price if Closing occurs, or (ii) delivered to Seller or Buyer, in accordance with the terms of this Agreement and upon the written approval of Seller and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.
3.2 -Title/Survey.

a)
As soon as reasonably practicable after the Effective Date, Buyer shall order from the Title Company a commitment (“Commitment”) to issue an ALTA Owner’s Policy of Title Insurance in an amount equal to the Purchase Price (“Title Policy”). Buyer shall have the right to order and obtain, at its expense, a new survey or an update of Seller’s existing survey, if any, of the Property (collectively, “Survey”). In the event Buyer desires to obtain a Survey, then Buyer shall order same no later than five (5) days after the Effective Date. The Survey shall be certified to Seller, Buyer and the Title Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. On or before the Closing Date, Seller shall execute and deliver to the Title Company an affidavit to delete the standard printed exception for mechanic’s liens from the Title Policy, in form reasonably satisfactory to Seller. It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).

b)
Buyer shall have the right to object to: (i) any matters disclosed by the Commitment (“Title Objections”), and (ii) any matters disclosed by a Survey (“Survey Objections”), provided that Buyer delivers written notice of any valid Title Objections or Survey Objections on or before the last day of the Due Diligence Period (“Objection Deadline”); otherwise any such objections shall be deemed to be waived. If Buyer delivers any Title Objections or Survey Objections (collectively, “Objections”) prior to the Objection Deadline, then Seller shall within three (3) business days from receipt of any Objections from Buyer (“Seller’s Response Deadline”) notify Buyer in writing (“Seller’s Response”) whether Seller elects, in Seller’s sole discretion, to (i) cure any such Objections on or prior to the Closing Date, or (ii) not to cure any such Objections. If Seller elects to cure an Objection under the previous sentence and fails to do so by the Closing Date, Buyer shall have the right to (x) terminate this Agreement, whereupon Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. In the event Seller fails to deliver Seller’s Response to Buyer prior to Seller’s Response Deadline, Seller shall be deemed to have elected not to cure any of the Objections. If Seller’s Response states that Seller elects not to cure any of the Objections on or prior to the Closing Date, or if Seller is deemed to have elected not to cure any of the Objections as set forth above, then within three (3) business days from the Buyer’s receipt of Seller’s Response (or the date Seller is deemed to have elected not to cure any of the Objections), Buyer shall elect to either (x) terminate this Agreement, whereupon Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. If Buyer fails to timely make such election, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to the foregoing clause (x).
3.3 -Release of Mortgages. Except for real estate taxes and assessments not yet due and payable as of the Closing, and mortgages, liens and other encumbrances that are Permitted Exceptions, all mortgages, liens and other encumbrances of ascertainable amounts incurred by, for, or on behalf of the Seller shall be paid by Seller at or prior to Closing and removed from record by the Title Company.
SECTION 4‑ CONVEYANCE. On the Closing Date, Seller shall convey title to the Property by special or limited warranty deed (“Deed”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, if any, which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters which would be disclosed by an accurate survey of the Property which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (v) matters of record as of the Effective Date which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; and (vi) the rights of tenants in possession as tenants only. If requested by Buyer, Seller shall also deliver at Closing a quit claim deed (“Quit Claim Deed”) transferring the Property to Buyer pursuant to the legal description in the Survey; provided, however, that in no event shall Seller provide any representation or warranty to Buyer with respect to the accuracy of any such legal description, and in no event shall Seller have any liability to Buyer with respect to such legal description. Transfer of Seller’s interest as landlord under the leases of the Property set forth on Exhibit “C” attached hereto and made a part hereof (the “Leases”) shall be made by an Assignment and Assumption Agreement (“Assignment of Leases”), substantially in the form of the Assignment of Leases and Guaranties attached hereto as Exhibit “D” and made a part hereof, to be executed by Seller and Buyer effective as of Closing. In addition, Seller shall assign to Buyer at Closing all license agreements and other temporary occupancy agreements then in effect with respect to the Property (collectively, the “Temporary Occupancy Agreements”), including the Temporary Occupancy Agreements set forth on Exhibit “C-2” attached hereto and made a part hereof.
SECTION 5 ‑ PRORATIONS AND CLOSING COSTS.
5.1 -    Rents.

a)
All collected Rents (as hereinafter defined) shall be prorated between Seller and Buyer as of the day prior to the Closing Date. Seller shall be entitled to all collected Rents attributable to any period prior to but not including the Closing Date. Buyer shall be entitled to all collected Rents attributable to any period on and after the Closing Date.

After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. “Rents” shall mean all base rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases.

b)
In the event that any delinquent Rents are due and owing to Seller by any tenant as of the Closing Date (“Delinquent Rents”), then Seller shall deliver written notice to Buyer within five (5) business days following the Closing Date which notice shall contain sufficient detail of such Delinquent Rents. Following receipt of Seller’s notice of Delinquent Rents and continuing for a period of ninety (90) days thereafter, Buyer shall use commercially reasonable efforts to collect such Delinquent Rents on behalf of Seller at Buyer’s sole cost and expense. Buyer further agrees to provide Seller with regular updates as to the status of Buyer’s collection efforts which Buyer shall deliver in written form to Seller not more often than monthly.

5.2 -    Property Operating Expenses. Operating Expenses (as hereinafter defined) for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property, if any (collectively, the “Operating Expenses”), incurred prior to, but not including, the Closing Date (except for those Operating Expenses payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Operating Expenses attributable to the Property on or after the Closing Date. All Operating Expenses paid or payable by tenants in accordance with the Leases shall be allocated between Seller and Buyer, with Seller responsible for periods to the Closing Date and Buyer responsible for all periods from and following the Closing Date, and all applicable amounts to be trued up between Seller and Buyer in accordance with this Section 5.2. Meters for all public utilities (including water) being used on the Property shall be ordered read by Seller on the day of giving possession to Buyer, and Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. At least five (5) days prior to the Closing Date, Seller shall deliver to Buyer a reconciliation statement of the Operating Expenses for the Property for the portion of the calendar year in which the Closing occurs that the Property was owned by Seller. Seller’s reconciliation statement shall include tenant invoice calculations and reasonable Operating Expense invoice back-up. Upon approval of the Operating Expense reconciliation statement, any amounts due from either Seller or Buyer to the other shall be set forth on the settlement statement executed and delivered by the parties at Closing and no further proration with regard to Operating Expenses (other than Taxes, as more particularly described below) shall occur. Thereafter, Buyer shall be solely responsible for performing any Operating Expense reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. This Section 5.2 shall survive the Closing and not be merged therein.
5.3 -    Real Estate Taxes and Assessments. Real estate taxes and assessments, both general and special (collectively, “Taxes”) shall be prorated as of 12:01 a.m. on the Closing Date. Monthly payments made by tenants under the Leases to Seller, as landlord, toward reimbursement of Taxes are paid on a current basis and applied to Taxes payable in the current calendar year. Seller shall pay Taxes attributable to the Property to, but not including, the Closing Date (except for those Taxes payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Taxes attributable to the Property on or after the Closing Date. If the Closing occurs prior to the receipt by Seller of the bill for Taxes for the calendar year in which the Closing occurs, Taxes shall be prorated on the basis of the last officially certified and available tax duplicate. After receipt of a final bill for Taxes, Buyer shall promptly prepare and present to Seller a calculation of the re-proration of such Taxes, based upon the actual amount of such Taxes charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer's calculation and appropriate back-up information. Buyer shall provide Seller with appropriate backup materials related to the calculation.
Notwithstanding the foregoing, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and Seller shall have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property, with respect to tax assessments for the Property. If Seller is successful in any such tax appeal related to the calendar year in which the Closing occurs, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of Taxes set forth on the settlement statement executed by the parties at Closing. Seller will also calculate and apply to Tenants’ accounts credits and charges where applicable. Seller will provide copies of this calculation, along with copies of the billings, to Buyer, along with any balance due to Buyer. If Buyer is successful in any such tax appeal attributable to Seller’s ownership period of the Property, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of Taxes set forth on the settlement statement executed by the parties at Closing. Buyer will also calculate and apply to Tenants’ accounts credits and charges where applicable. Buyer will provide copies of this calculation, along with copies of the billings, to Seller, along with any balance due to Seller. All prorations hereunder shall be made within thirty (30) days after presentment of invoices or receipt of amounts applicable to this Subsection.

This Section 5.3 shall survive the Closing and not be merged therein.
5.4 -Costs to be Paid by Seller. Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

a)	one-half (1/2) of all state transfer taxes and conveyance fees and local recording fees on the sale and transfer of the Property;

b)	the commission due to Colliers International, as described in Section 11 below; and

c)	the fees and expenses of Seller’s attorney(s).
5.5 -Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:

a)	one-half (1/2) of all state transfer taxes and conveyance fees and local recording fees on the sale and transfer of the Property;

b)	intentionally deleted;

c)	the cost of the title examination, the Commitment, and the premium for the Title Policy, including the cost of any endorsements thereto;

d)	the escrow fee and the reasonable closing fees charged by Title Company;

e)	the cost of the Survey, if obtained;

f)	all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing;

g)	all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and

h)	the fees and expenses of Buyer’s attorney(s).
5.6 -    Security Deposits. Schedule 5.6 identifies the security deposits from the tenants under the Leases. At Closing, all security deposits from the tenants under the Leases, to the extent paid by such tenants to Seller and not applied by Seller prior to Closing (including, without limitation, application by Seller against any accounts receivable from such tenants that are due Seller), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Seller free and clear of any and all claims on the part of tenants. From and after Closing, Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.
SECTION 6‑ POSSESSION AND CLOSING.
6.1 -    Closing. The transaction contemplated herein shall be closed at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 3:00 PM (EST) on the thirtieth (30th) day commencing after the Due Diligence Period (e.g., if the Due Diligence Period ends on October 31, 2014, then the Closing shall occur on or before November 30, 2014). The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”. Notwithstanding the foregoing, Buyer shall have the one (1)-time right to extend the Closing Date for not more than ten (10) days by delivery of written notice to Seller on or prior to the business day immediately preceding the Closing Date together with a further deposit of Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “Extension Deposit”) solely for the purpose of allowing any lender to Buyer additional time to provide financing to Buyer for the transactions contemplated by this Agreement.
6.2 -    Seller’s and Buyer’s Closing Deliveries.

a)
To effect the Closing, Seller shall deliver to the Escrow Agent the following: (i) the Deed and the Quitclaim Deed (if required); (ii) signed counterparts of the Assignment of Leases, as well as an assignment of Seller’s interest in the Temporary Occupancy Agreements, if any; (iii) a certificate and affidavit of non-foreign status; (iv) a completed 1099-S request for taxpayer identification number and certification and acknowledgment; (v) a title affidavit substantially in the form of Exhibit “H” attached hereto and made a part hereof; (vi) signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “E” attached hereto and made a part hereof, advising them of the sale of the Property and directing them where to send all future rent and notices; (vii) certificates or resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller and any documents reasonably requested by Title Company to document such authority; (viii) a valid assignment to Buyer of Seller’s rights, if any, to the name “Pierpont Center”, substantially in the form of Exhibit “F” attached hereto and made a part hereof; (ix) a certificate reaffirming Seller’s representations and warranties contained in this Agreement; and (x) a settlement statement with respect to the Closing. In addition, within three (3) business days following the Closing, Seller shall deliver to Buyer executed counterparts of all Leases and any amendments, guarantees and other documents relating thereto, to the extent in Seller’s possession. Finally, Seller shall have access to the Property for a period of three (3) business days following the Closing Date for the purpose of removing Seller proprietary property and otherwise removing items at the Property identifying Seller.

b)
To effect the Closing, Buyer shall deliver to Escrow Agent: (i) signed counterparts of the Assignment of Leases; (ii) a settlement statement with respect to the Closing; and (iii) such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein.

c)
Unless otherwise provided herein, all documents necessary for Closing shall be deposited in escrow at least two (2) business days prior to the Closing Date, and all funds necessary for Closing shall be deposited in escrow at least one (1) business day prior to the Closing Date. At Closing, the Title Company shall: (i) deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located; (ii) pay to Seller the Purchase Price less any credits to which Buyer is entitled, and disburse the Earnest Deposit to Seller; (iii) issue the Title Policy; and (iv) charge Seller and Buyer for the closing costs as set forth in Section 5 above. Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.

6.3 -    Estoppels and SNDAs.

d)
In accordance with the further terms and conditions of this Section 6.3, Seller shall use its commercially reasonable efforts to provide tenant estoppel certificates (“Tenant Estoppels”) from tenants under the Leases. Notwithstanding the foregoing, at a minimum Seller shall deliver to Buyer at or prior to Closing Tenant Estoppels from Shop-N-Save, Michael’s, Books a Million and Pier One Import, (“Key Tenants”) and from tenants leasing not less than seventy-five percent (75%) of the remaining open and occupied gross leasable area of the Property that is subject to Leases with a term of more than twelve (12) months (“Required Tenant Estoppels”). In the event Seller has been unable to obtain the Required Tenant Estoppels at or prior to Closing, Seller shall have the right, upon written notice to Buyer, to extend the Closing Date by up to ten (10) days in order to allow Seller additional time to obtain all such Required Tenant Estoppels. Additionally, in the event Seller has been unable to obtain a Tenant Estoppel from any tenant that is not a Key Tenant prior to the Closing Date, as the same may be extended in accordance with the foregoing, Seller shall have the option, but not the obligation, to deliver Seller estoppel certificates (“Seller Estoppels”) at or prior to Closing in order to satisfy the requirement of delivery of the Required Tenant Estoppels, which Seller Estoppels shall state the economic terms of the Leases, as well as state whether or not, to Seller’s actual knowledge, Seller has delivered to, or received from, any such tenants, a written notice of default, which default remains uncured or unaddressed as of the date of such Seller

Estoppel. Seller shall have no obligation to update any Tenant Estoppels described in this Section 6.3 at or prior to Closing. The form of the Tenant Estoppel shall be substantially in the form of Exhibit “G” attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit “G”, then Buyer shall accept any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant’s lease. In the event that Buyer’s lender requires a form of Tenant Estoppel that is substantially different than the form of Tenant Estoppel attached hereto as Exhibit “G”, then Buyer shall deliver such supplemental form of Tenant Estoppel to Seller not less than ten (10) days prior to the expiration of the Due Diligence Period, and Seller agrees to reasonably cooperate with Buyer to reach agreement on the form of Tenant Estoppel that will be forwarded to the tenants in accordance with this Section 6.3. Notwithstanding anything contained herein to the contrary, if Buyer has not received the Required Tenant Estoppels from the tenants meeting the requirements of this Section 6.3, at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement but Buyer shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or Buyer may waive such requirement and proceed to Closing.

e)
Additionally, prior to Closing, Seller agrees to use commercially reasonable efforts to obtain and deliver to Buyer Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) from the tenants under Leases as may be required by Buyer’s lender. Buyer agrees to cause Buyer’s lender to cooperate with Buyer and Seller with respect to obtaining such SNDAs, which shall include, without limitation, promptly responding to any requests by Seller or Buyer to review or approve any requested changes to any form of SNDA. Notwithstanding anything contained herein to the contrary, Buyer acknowledges and agrees that receipt of the SNDAs shall in no event be a condition precedent to Buyer’s obligation to proceed to Closing.

f)
Seller further agrees to use commercially reasonable efforts to obtain and deliver to Buyer REA estoppel certificates (“REA Estoppels”) from the parties to those certain reciprocal easement agreements encumbering the Property. Notwithstanding anything contained herein to the contrary, Buyer acknowledges and agrees that receipt of the REA Estoppels shall in no event be a condition precedent to Buyer’s obligation to proceed to Closing.

g)
Seller further agrees to use commercially reasonable efforts to obtain and deliver to Buyer estoppel certificates from the guarantors under the Leases (“Guaranty Estoppels”). Notwithstanding anything contained herein to the contrary, Buyer acknowledges and agrees that receipt of the Guaranty Estoppels shall in no event be a condition precedent to Buyer’s obligation to proceed to Closing.

6.4 -    Covenants of Seller Pending Closing.

i)
From and after the expiration of the Due Diligence Period through the Closing Date, Seller shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Property following Closing or upon Buyer, nor shall any easements be created or any licenses given on the Property, nor shall any legal action be taken in connection with respect to the Property, nor shall Seller enter into any new leases of space in the Property, without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer agrees to deliver to Seller such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within five (5) business days after receipt of a written request from Seller seeking any such consent. In the event Buyer fails to deliver to Seller such consent or refusal of consent (including Buyer’s reasons therefore), in writing, within five (5) business days after receipt of a written request from Seller seeking any such consent, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Seller.

j)	From the Effective Date through the Closing Date, Seller shall continue to operate the Property in substantially the same manner as Seller has prior to the Effective Date.

k)
In the event the parties consummate the transaction contemplated by this Agreement, Buyer shall, and hereby covenants and agrees to, be responsible for any and all leasing commissions, tenant improvement expenses and other leasing incentives in respect of any new lease or any renewal, extension or expansion of any existing Lease entered into after the Effective Date (unless Seller received any income in respect of such new lease, renewal, extension or expansion prior to Closing, in which event such costs shall be prorated in accordance with the provisions of Section 5 hereof). All of the obligations of Buyer under this Subsection shall survive Closing.

6.5 -    Conditions Precedent to Closing. In addition to Buyer’s absolute right to terminate this Agreement for any reason at any time during the Due Diligence Period, the obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Buyer by written waiver at or prior to the Closing Date:

a)
Seller shall have performed, observed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by, observed and complied with on its part either on or prior to the Closing Date.

b)
All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date, and Seller will deliver to Buyer at Closing a certificate to that effect.

c)	Seller shall have received the Required Tenant Estoppels in accordance with Section 6.3 above.

d)	Buyer shall have received a written commitment from a lender of Buyer’s choice for a loan upon terms and in an amount which shall be subject to Buyer’s sole discretion.

e)
As of the Closing Date, no Key Tenant shall have (i) filed a petition in bankruptcy; (ii) been adjudicated insolvent or bankrupt; (iii) petitioned a court for the appointment of any receiver of or trustee for it or any substantial part of its property; (iv) commenced any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) become the subject of an involuntary bankruptcy petition; or (vi) had its Lease terminated by a court of competition jurisdiction or by Seller.

f)
As of the Closing Date, tenants under the Leases at the Property that represent in the aggregate no less than 90% of the Rents as listed on the attached Exhibit “C-1” shall be operating their respective business at the Property; provided, however, that in no event shall any tenant that ceases to operate at the Property pursuant to an express right to cease its operations pursuant to such tenant’s Lease be included in any calculation in this subsection (f).

In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Buyer as of the Closing Date, then Buyer may either (i) terminate this Agreement by delivery of written notice to Seller not less than the business day immediately preceding the Closing Date, whereupon the Earnest Deposit shall be refunded to Buyer together with accrued interest, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations or indemnities that expressly survive termination of this Agreement; or (ii) waive in writing the satisfaction of any such conditions, in which event this Agreement shall be read as if such conditions no longer existed and the parties shall proceed to Closing in accordance with the further terms and conditions of this Agreement.
SECTION 7‑ CONDITION OF PROPERTY.
7.1 -“As-Is” Condition. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE PROPERTY, THE CONDITION OF THE PROPERTY OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY EXCEPT AS SET FORTH HEREIN.
AS USED IN THE PRIOR PARAGRAPH, THE TERM “CONDITION OF THE PROPERTY” MEANS THE FOLLOWING MATTERS: (I) THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR

AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY, THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON; AND (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE SELLER OR THE OPERATION OF THE PROPERTY OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTY.

Buyer’s Initials:    JSW

Except as specifically set forth in this Agreement, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.
Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.
7.2 -Release of Claims Under Environmental Laws. Buyer, on behalf of itself and affiliates, hereby waives and releases Seller from any claims for recovery of costs associated with conduct of any voluntary action or any remedial responses, corrective action or closure under any applicable federal, state or local environmental laws (“Environmental Laws”). For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. The foregoing waiver and release shall survive the Closing.
SECTION 8– DUE DILIGENCE.
8.1 -Seller’s Due Diligence Materials. Within five (5) business days after the Effective Date, Seller will either make available (either at a physical location or via electronic data room) or deliver to Buyer, as and if available, a copy of the information set forth on Schedule 8.1 to facilitate Buyer’s due diligence review of the Property (the “Due Diligence Material”). Seller, however, shall have no liability with regard to such Due Diligence Material and shall not be required to update the Due Diligence Material (but will provide a copy of any update that occurs during the Due Diligence Period) or provide any such Due Diligence Material that is not in Seller’s custody or control. Further, except as expressly set forth herein, Seller makes no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material and Seller shall have no obligation or liability with respect to any of the Due Diligence Material. Any costs associated with the Due Diligence Material beyond the first copy provided to Buyer will be at Buyer’s expense.
8.2 -Inspections and Reports. During the thirty (30) day period (which period shall end at 5:00 PM (EST) on the final day of such period) commencing on the Effective Date (the “Due Diligence Period”), Seller shall permit Buyer and Buyer’s representatives to enter the Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Property for Buyer’s purposes (collectively, the “Inspections”). During the Due Diligence Period, pursuant to Section 3.2 herein, Buyer shall also review the status of title to the Property as set forth in the Commitment and all matters relating to the Survey. Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof. No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed. At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller. Any such Inspection shall be subject to any limitation under the Leases and shall be performed in a manner which does not interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property. Buyer shall cause copies of all information and written materials obtained or generated in connection with the conduct of all Inspections, including any tests and environmental studies conducted of the Property (“Reports”), to be delivered to Seller upon issuance thereof without cost to Seller.
If the results of the Inspections or the Reports are not acceptable to Buyer, Buyer, in its sole discretion, may terminate this Agreement by written notice given to Seller prior to the expiration of the Due Diligence Period, in which event Buyer shall receive a refund of the Initial Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement. In the event Buyer does not, prior to the end of the Due Diligence Period, notify Seller in writing of the waiver of its right to terminate this Agreement pursuant to its review of the items as set forth in this Section 8.2, this Agreement shall automatically terminate without requirement of further action on the part of Buyer or Seller. In the event of such termination, Buyer shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Buyer, and Buyer shall receive a refund of the Initial Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.
Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section. Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller as an additional insured. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Seller. All of the obligations of Buyer under this Section shall survive Closing or the termination of this Agreement.
8.3 -Confidentiality. Buyer agrees that it shall treat all Due Diligence Material and Reports as confidential materials and shall not disclose any portion thereof except: (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s) or investors, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller. If this Agreement terminates in accordance with the terms hereof, Buyer shall promptly return to Seller or destroy all Due Diligence Material it received and shall not retain any copies of the Due Diligence Material. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto unless required by applicable law. In addition, if Seller’s consent is obtained by Buyer or if such contact with any governmental authority is required by applicable law, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Seller may seek injunctive relief to prevent or limit an unauthorized disclosure of the Due Diligence Material and Reports and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.
SECTION 9- REPRESENTATIONS AND WARRANTIES.
9.1 -By Seller. Except as set forth on Schedule 9.1 attached hereto, Seller represents and warrants to Buyer that:

a)	Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

b)
Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Seller. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.

c)
To the best knowledge of Seller, the execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property.

d)	Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

e)
To Seller’s knowledge, (i) Seller has not received written notice of any legal actions, suits or similar proceedings pending and served, and (ii) no legal action, suit or similar proceeding been threatened in writing against the Property within the twenty-four (24)-month period prior to the Effective Date.

f)
To Seller’s knowledge, Seller has not received written notice of any pending nor are there any threatened actions in writing within the twenty-four (24)-month period prior to the Effective Date by any governmental authority having the power of condemnation or eminent domain, which might result in all or any portion of the Property or any interest therein being taken by eminent domain, condemnation or conveyed in lieu thereof.

g)
To Seller’s knowledge, Seller has received no written notice within the twenty-four (24)-month period prior to the Effective Date from any governmental authority alleging that the Property is in violation of applicable laws, ordinances or regulations which remain uncured.

h)
The Leases set forth on the rent roll attached hereto as Exhibit “C-1” are the only leases in effect with respect to the Property or any portion thereof. The information contained in the rent roll attached hereto as Exhibit “C-1” is true and correct in all material respects.

i)
Except as disclosed in any environmental assessment or other environmental report or documentation included as part of the Due Diligence Material, Seller has received no written notice in the twenty-four (24)-month period prior to the Effective Date that the Property is in violation of any Environmental Laws that remains uncured or unaddressed.

j)
Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of the Property other than this Agreement and the Leases which remain binding upon Seller or the Property.

k)
Except as provided in the Leases, as of the Effective Date, no leasing commissions or fees are payable in connection with the Leases or any other agreement relating to the Property to which Seller is a party.

l)	Except as expressly provided in the Leases, none of the Tenants have a right of first refusal to purchase the Property or any part thereof.

m)
Seller has delivered no written notice to any tenant under any of the Leases alleging a default by such tenant that remains uncured or unaddressed; and Seller, as landlord, has received no written notice from any tenant under any of the Leases alleging a default by Seller, as landlord, under such Lease that remains uncured or unaddressed. To Seller’s knowledge, all improvements, landlord work, painting, repairs, alterations and other work required to be performed by Seller, as landlord, under the Leases, has been or will, be fully performed and paid for in full prior to Closing,

n)
No tenant has delivered written notice to Seller alleging that such tenant is entitled to any concessions, allowances, rebates or refunds under its Lease; provided, however, that the foregoing shall in no event alter or modify any such tenant’s right to audit in accordance with the terms and conditions of its Lease. To Seller’s knowledge, no tenant has prepaid any rents or other charges for more than the current month.

o)	Schedule 5.6 sets forth a list of security deposits from the tenants under the Leases.

p)	The Due Diligence Materials are true and accurate copies of such materials as they exist in Seller’s files.

q)
All amounts due and payable by Seller and which have been billed to Seller under any operating and reciprocal easement agreements affecting the Property have been paid, and Seller has not received written notice of default by Seller within the twenty-four (24)-month period prior to the Effective Date under any such agreements which remains uncured or unaddressed.

In the event that any representation or warranty by Seller in this Section 9.1 is materially inaccurate as of the Closing Date and is discovered by Buyer before Closing, Buyer, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Title Company, Seller shall pay for any title and survey fees, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement. In the event that any representation or warranty by Seller in this Section 9.1 is materially inaccurate as of the Closing Date and is not discovered by Buyer before Closing, Buyer may bring an action or proceeding alleging the untruth, inaccuracy or breach of any such warranties, representations and agreements within the Survival Period, and the warranties, representations and agreements at issue will survive until full and final determination of the action or proceeding. However, if Buyer proceeds to Closing with actual knowledge, or knowledge Buyer should reasonably have deemed to possess pursuant to its due diligence inspection of the Property, of any such untruth, inaccuracy or breach of any warranty, representation or agreement, Buyer is deemed to have waived any claims with respect to each such warranty, representation or agreement. Subject to the limitations in this paragraph, Seller shall reimburse Buyer’s damages arising out of any untruth, inaccuracy or breach of any warranty, representation or agreement hereunder, provided, however, that: (i) the valid claims for all such breaches hereunder aggregate to more than Fifty Thousand and 00/100 Dollars ($50,000.00) (“Loss Threshold”); (ii) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller after the Closing Date and prior to the expiration of the Survival Period; and (iii) in no event shall Seller’s aggregate liability to Buyer for all breaches of warranties, representations and agreements hereunder exceed the amount of Four Hundred Twenty Thousand and No/100 Dollars ($420,000.00) (“Maximum Loss Amount”). The warranties, representations and agreements of Seller shall survive Closing and delivery of the Deed to Buyer for a period of nine (9) months (the “Survival Period”) after the Closing Date. As used in this Agreement, any and all references to “Seller’s knowledge,” “Seller’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Matthew Wallace, Senior Capital Transactions Associate, or John Blackiston, Property Manager. Notwithstanding any provision in this Agreement to the contrary, the limitations of this Section 9.1 shall not apply to the Special Warranty Deed delivered by Seller to Buyer at Closing.
9.2 -By Buyer. Buyer represents and warrants to Seller as of the Effective Date that:

a)
Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.

b)
Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.

c)	Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.

d)
Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.

e)
No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

f)
None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”).

g)
Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions

With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.
Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing that may affect the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Title Company and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.
SECTION 10- DEFAULT.
10.1 -Seller Default. Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a material default by Seller which continues for ten (10) days after written notice from Buyer, then Buyer shall have the right to either (a) terminate this Agreement, in which event Buyer shall receive the Earnest Deposit, Seller shall pay Buyer all of its actual out-of-pocket costs incurred in connection therewith, including reasonable attorneys’ fees, not to exceed Thirty Thousand and 00/100 Dollars ($30,000.00) in the aggregate, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination or (b) enforce specific performance of this Agreement, provided that such action must be commenced within sixty (60) days following Buyer’s discovery of Seller’s material default under this Agreement.
10.2 -Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer fails to close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy. Seller and Buyer acknowledge that: (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit is a fair and equitable measure of Seller’s damages; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.
SECTION 11‑ BROKERS. Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than Colliers International (“Broker”), and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter. Seller shall pay Broker pursuant to a separate commission agreement. The terms and conditions of this Agreement shall supercede all terms and conditions of any separate commission agreement with Seller. Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.

SECTION 12‑ EMINENT DOMAIN. In the event (i) of the taking of more than ten percent (10%) of the Property, (ii) in the event the sole access point of the Property to the public right-of-way is taken, or (iii) or if any Key Tenant would be entitled to terminate its Lease as a result of such taking by eminent domain for any public or quasi-public use, or if notice of intent of a taking or a sale in lieu of taking is received by Seller or Buyer, at or prior to the Closing, Buyer shall have the right, to be exercised within thirty (30) days after notice of such taking by written notice to Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination. In the event this Agreement is not terminated, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Property to be conveyed to Buyer.
SECTION 13- CASUALTY. If prior to the Closing Date, more than five percent (5%) of the building(s) comprising a part of the Property, are destroyed by fire or other casualty or if any Key Tenant is entitled to terminate its Lease as a result of such fire or other casualty, Seller shall notify Buyer in writing of such fact (which writing shall detail the amount of insurance recoverable) and Buyer shall have the option to terminate this Agreement upon notice to Seller given within twenty (20) days after Buyer’s receipt of Seller’s written notice aforesaid. Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other. In the event Buyer does not so elect to terminate this Agreement as aforesaid, or there is damage to or destruction of less than five percent (5%) of the Property and no Key Tenant is entitled to terminate its Lease as a result of such fire or other casualty, then Seller shall assign to Buyer any insurance claims, upon the written consent of the applicable insurer, and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any other reduction in the Purchase Price. In the event the applicable insurer will not consent to the assignments of any insurance claim to Buyer, Seller shall pursue the applicable insurance claim on behalf of Buyer (and Buyer shall assist Seller as reasonably requested by Seller) as and will turn over insurance proceeds from such claim to Buyer, less any actual expenses of Seller’s pursuit of such insurance claim, upon Seller’s receipt of same.
SECTION 14– INTENTIONALLY OMITTED.
SECTION 15- MISCELLANEOUS.
15.1 -Governing Law. This Agreement shall be governed by the laws of the State where the Property is located, without regard to rules regarding conflicts of laws.
15.2 -Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
15.3 -Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.
15.4 -Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.

15.5 -Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.
15.6 -Assignment. Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that: (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least seven (7) days prior to Closing; (ii) Buyer or a principal of Buyer shall be affiliated with the assignee; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller. Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.
15.7 -Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent next business day by delivery by a nationally recognized overnight courier, addressed as follows, or e-mail followed by another permitted means of delivery. Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or e-mail, or on the next business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller:	c/o DDR Corp. 3300 Enterprise Parkway Beachwood, Ohio 44122 Attn: Matthew Wallace E-mail: mwallace@ddr.com

With copy to:	c/o DDR Corp. 3300 Enterprise Parkway Beachwood, Ohio 44122 Attn: General Counsel E-mail: nmagence@ddr.com

and:	Thompson Hine LLP
3900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attn: Robyn Minter Smyers
E-mail: robyn.smyers@thompsonhine.com

If to Buyer:	WHLR-Pierpont Center, LLC
2529 Virginia Beach Boulevard
Suite 200
Virginia Beach Virginia 23452
Attn: David Kelly
E-mail: dkelly@WHLR.us

With copy to:	Stuart A. Pleasants, attorney at law
2529 Virginia Beach Boulevard
Suite 101

Virginia Beach Virginia 23452
Attn: Stuart Pleasants
E-mail: stuartpleasants@verizon.net

15.8 -Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
15.9 -Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.
15.10 -Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.
15.11 -Confidentiality. Without the prior written consent of the other party, neither Seller nor Buyer will disclose to any person, other than their legal counsel or a proposed lender, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that either party hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation.
15.12 -Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.
15.13 -Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.
15.14 -No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
15.15 -Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.
15.16 -Enforcement. If either party hereto shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable litigation expenses to the fullest extent permitted by law. In the event a different party is the prevailing party on different issues, the litigation expenses shall be apportioned in proportion to the value of the issues decided for and against the party.
15.17 -1031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like‑kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section.
15.18 -Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. In the event that the expiration of any time period hereunder, including, without limitation, the Due Diligence Period shall expire on a Saturday, Sunday or legal holiday, then such time period shall be extended until the close of business on the next following business day.
15.19 -Public Disclosure. Without the prior written consent of the other party, neither Seller nor Buyer will make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property. Notwithstanding the foregoing, Buyer shall have the right to make a public disclosure or issue a press release without the consent of Seller provided that: (i) Buyer delivers a written copy of such public disclosure or press release to Seller prior to releasing it; and (ii) in no event shall such public disclosure or press release include the Purchase Price, a cap rate or other financial metric, or the name of the Seller or DDR Corp.
[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the respective dates specified below.
SELLER:

DDR SOUTHEAST MORGANTOWN, L.L.C.,
a Delaware limited liability company

By:     /s/ Daniel Sutherland
Printed Name:    Daniel Sutherland
Title:    Vice President

Date: November 3, 2014

BUYER:

WHLR –PIERPONT CENTER, LLC ,
a Delaware limited liability company

By:     /s/ Jon S. Wheeler
Jon S. Wheeler
Manager

Date: November 3, 2014

The undersigned hereby joins in this Agreement for the purpose of agreeing to be bound by the provisions of Section 11 hereof.
COLLIERS INTERNATIONAL

By:     /s/ Kevin James
Name:      Kevin James
Title:     Senior Vice President